Exhibit 99.1

                                                                        MARKWEST
                                                           Energy Partners, L.P.
                                                                            LOGO


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MarkWest Energy Partners, L.P.                     Contact:  John Fox, President and CEO
155 Inverness Drive West, Suite 200                          Donald Heppermann, Sr. Exec. VP and CFO
Englewood, CO 80112-5000                           Phone:    (303) 290-8700
(800) 730-8388                                     E-mail:   investorrelations@markwest.com
(303) 290-8700                                     Website:  www.markwest.com
(303) 290-8769 Fax
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       MARKWEST ENERGY PARTNERS, L.P., REPORTS 2003 FIRST QUARTER RESULTS

         DENVER--May 14, 2003--MarkWest Energy Partners, L.P. (AMEX: MWE), today reported net income for the three months ended March 31, 2003, of $1.6 million, or $0.29 per limited partner unit. There is no comparable quarter in 2002 due to the partnership's initial public offering completed May 24, 2002.

         On April 17, 2003, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the partnership's quarterly cash distribution of $0.58 per limited partner unit for the first quarter of 2003--an increase of $0.06 per limited partner unit over the previous quarter's distribution. The indicated annual rate is $2.32 per limited partner unit. The first quarter distribution is payable May 15, 2003, to unitholders of record on May 5, 2003.

         The partnership completed its merger with Pinnacle Natural Gas Company and certain affiliates for approximately $38 million on March 28, 2003. The effective date of the merger was January 1, 2003. The acquired assets are comprised of three lateral natural gas pipelines transporting up to 1.1 Bcf/day under firm contracts to power plants and twenty gathering systems gathering more than 44 MMcf/d. Our first quarter results include only four days of Pinnacle's results, in accordance with generally accepted accounting principles. However, during the first three months of 2003, Pinnacle generated approximately $2.2 million of pro forma EBITDA (earnings before interest, taxes, depreciation and amortization).

         As a master limited partnership, cash distributions to limited partners are largely determined based on distributable cash flow (DCF). For the three months ended March 31, 2003, DCF was $3.2 million, including only four days of the Pinnacle operations. A reconciliation of net income to DCF is set forth in the attached tables. Higher natural gas liquids (NGL) product sales prices in Appalachia and Michigan offset lower Appalachian plant throughput volumes caused by unusually cold weather in the northeast United States.

         Appalachia NGL volumes averaged 446,000 gallons per day for the three months ended March 31, 2003, down 8 percent since the fourth quarter of 2003. Throughput volumes decreased due to colder than normal weather in the northeastern United States during much of the first quarter, which caused a reduction in the volume of natural gas delivered to our plants. Looking forward, the Pinnacle assets are expected to significantly increase cash flow from operations, as reflected by Pinnacle's pro forma first quarter results.

         John Fox, President and CEO of the partnership's general partner, said, "Clearly we are very pleased to increase our distribution to unitholders. The Pinnacle acquisition adds both geographic diversification to our already solid presence in Appalachia and also provides multiple


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additional avenues for growth. We appreciate the diligent work required to close this acquisition, and we welcome the Pinnacle team, who will add substantially to our growth plan."

                                       ###

MarkWest Energy Partners, L.P., (AMEX: MWE) is a master limited partnership engaged in the gathering, processing and transportation of natural gas and the transportation, fractionation, and storage of NGL products. MarkWest Energy Partners completed its initial public offering in May 2002 at which time it acquired most of the midstream assets of MarkWest Hydrocarbon, Inc. (AMEX: MWP). MarkWest Hydrocarbon remains a 47 percent owner of MarkWest Energy Partners.

This press release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Form 10-K for the year ended December 31, 2002, as filed with the SEC.


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                         MarkWest Energy Partners, L.P.
                       Financial and Operating Statistics
         (in thousands except per unit amounts and operating statistics)


                                                           Three Months Ended
                                                             March 31, 2003
                                                           -------------------
Statement of Operations Data
   Revenues                                                     $  17,693

   Operating expenses:
      Purchased product cost                                        8,392
      Plant operating expenses and other expenses                   4,337
      Selling, general and administrative expenses                  1,253
      Depreciation                                                  1,345
                                                           -------------------
         Total operating expenses                                  15,327
                                                           -------------------

         Income from operations                                     2,366

   Other income and (expenses):
      Interest expense, net                                          (761)
      Miscellaneous income                                             20
                                                           -------------------
         Net income                                             $   1,625
                                                           ===================

   General partner's interest in net income                     $      32
                                                           ===================
   Limited partners' interest in net income                     $   1,593
                                                           ===================
   Net income per limited partner unit                          $    0.29
                                                           ===================
   Weighted average units outstanding                               5,415
                                                           ===================

Cash Flow Data
   Net cash flow provided by (used in):
      Operating activities                                      $   2,808
      Investing activities                                      $ (38,333)
      Financing activities                                      $  36,067

Other Financial Data
   Distributable cash flow                                      $   3,213

Operating Data
   Appalachia:
      Natural gas processed for a fee (Mcf/d)                     264,000
      NGLs fractionated for a fee (gallons/day)                   446,000
   Michigan:
      Gas volumes processed for a fee (Mcf/d)                      15,400

Balance Sheet Data                        March 31, 2003     December 31, 2002
                                         ------------------ -------------------
   Working capital                            $  3,424          $  1,762
   Total assets                               $136,733          $ 87,709
   Total debt                                 $ 61,100          $ 21,400
   Partners' capital                          $ 60,326          $ 61,574
   Total debt (net of cash) to
     total bookcapitalization                      49%               23%


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                         MarkWest Energy Partners, L.P.
              Reconciliation of GAAP Measures to Non-GAAP Measures
                                 (in thousands)


                                                                     Three Months Ended
                                                                       March 31, 2003
                                                                     --------------------
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Net income                                                                 $  1,625
Adjustments to reconcile net income to net cash provided by
    operating activities:
       Depreciation                                                           1,345
       Amortization of deferred financing costs included in
         interest expense                                                       130
       Non-cash compensation expense                                            212
       Other                                                                     (1)
                                                                     --------------------
Cash flow from operations prior to changes in working capital                 3,311
Less:
    Sustaining capital expenditures                                             (98)
                                                                     --------------------
Distributable cash flow                                                    $  3,213
                                                                     ====================

General partner's interest in distributable cash flow                      $     64
Limited partners' interest in distributable cash flow                      $  3,149

Sustaining capital expenditures                                            $     98
Expansion capital expenditures                                                   --
                                                                     --------------------
    Total capital expenditures                                             $     98
                                                                     ====================

Pinnacle pro forma:
    Revenues                                                               $ 18,614
    Operating expenses:
       Purchased product cost                                                15,305
       Plant operating expense                                                  885
       Selling, general and administrative                                      258
       Depreciation                                                           1,031
                                                                     --------------------
         Total operating expenses                                            17,479
                                                                     --------------------

         Income from operations                                               1,135

    Add back:
       Depreciation                                                           1,031
                                                                     --------------------
    EBITDA                                                                 $  2,166
                                                                     ====================
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